EXHIBIT 15.1

Auditors' Letter Regarding Change in Auditor

April 9, 2012

United States Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen

We have read Item 16F of the Annual Report on Form 20-F of Grandview Gold Inc. for the year ended May 31, 2011 dated April 9, 2012 and we are in agreement with the statements contained therein.

Very truly yours,

"McCarney Greenwood LLP"
Toronto, Canada
McCarney Greenwood LLP
April 9, 2012	Chartered Accountants
Licensed Public Accountants